Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Introduction

The unaudited pro forma condensed consolidated statements of operations show the impact of the following transactions on AMID’s consolidated statements of operations for the years ended December 31, 2016, 2015 and 2014. References to “American Midstream,” “the Partnership,” “AMID,” “we,” “us,” or “our” in this section refer to American Midstream Partners, LP, and its consolidated subsidiaries.

JP Energy Partners. On March 8, 2017, we completed the acquisition of JP Energy Partners LP (“JPE”), an entity controlled by ArcLight affiliates, in a unit-for-unit merger (the “JPE Acquisition”). In connection with the transaction, we issued approximately 20.2 million of our common units to holders of the JPE common and subordinated units, including 9.8 million common units to ArcLight affiliates. Under the JPE merger agreement, a wholly owned subsidiary of AMID merged with and into JPE, with JPE surviving as a wholly-owned subsidiary of AMID.

The accompanying unaudited pro forma condensed consolidated statements of operations show the impact of the JPE Acquisition on our condensed consolidated statements of operations for the years ended December 31, 2016, 2015 and 2014 as if the JPE Acquisition had occurred on January 1, 2014.

AMID and JPE are under the common control of ArcLight. Despite the legal form of the transaction whereby AMID acquired JPE, as ArcLight obtained control of JPE prior to obtaining control of AMID, JPE is considered to have acquired AMID for financial reporting purposes and will account for the acquisition as a reorganization of entities under common control. As a result, JPE recorded AMID’s historical financial statements after adjustments to reflect ArcLight’s related historical cost basis in AMID. JPE also retrospectively adjusted its historical financial statements to include the operating results of AMID beginning April 15, 2013, the date upon which common control began.

Emerald. On April 25, 2016 and April 27, 2016, American Midstream Emerald, LLC (“Emerald”), a wholly-owned indirect subsidiary of AMID, entered into separate agreements with Emerald Midstream, LLC, an ArcLight affiliate, for the purchase of membership interests in the midstream entities described below (the “Emerald Acquisitions”).

On April 25, 2016, Emerald entered an agreement for the purchase of membership interests in entities that own and operate natural gas pipeline systems in and around Louisiana, Alabama, Mississippi, and the Gulf of Mexico. Pursuant to the agreement, Emerald acquired (i) 49.7% of the issued and outstanding membership interests of Destin Pipeline Company, L.L.C. (“Destin”), (ii) 16.7% of the issued and outstanding membership interests of Tri-States NGL Pipeline, L.L.C. (“Tri-States”), and (iii) 25.3% of the issued and outstanding membership interests of Wilprise Pipeline Company, L.L.C. (“Wilprise”), in exchange for approximately $183.6 million.

The Destin pipeline is a FERC-regulated, 255-mile natural gas transport system with total capacity of 1.2 Bcf/d. The system originates offshore in the Gulf of Mexico and includes connections with four producing platforms, and six producer-operated laterals. The 120-mile offshore portion of the Destin system terminates at Enterprise Product Partners, LP’s (“Enterprise”) Pascagoula processing plant and is the single source of raw natural gas to the plant. The onshore portion of Destin is the sole delivery point for merchant-quality gas from the Pascagoula processing plant and extends 135 miles north in Mississippi. Destin currently serves as the primary transfer of gas flows from the Barnett and Haynesville shale plays to Florida markets through interconnections with major interstate pipelines. Contracted volumes on the Destin pipeline are based on life-of-field dedication, dedicated volumes over a given period, or interruptible volumes as capacity permits. The Destin pipeline was operated by BP plc (“BP”) through October 31, 2016, after which AMID became the operator.

The Tri-States pipeline is a FERC-regulated, 161-mile NGL pipeline and sole form of transport to Louisiana-based fractionators for NGLs produced at the Pascagoula plant served by Destin, the Mobile Bay plant owned by Williams Partners, L.P., and the Mobile Bay plant owned by DCP Midstream Partners, L.P. The Tri-States pipeline terminates at the Kenner Louisiana Junction where NGLs access Enterprise’s Norco fractionation facility, the Wilprise pipeline and the Belle Rose NGL pipeline. The Tri-States pipeline was operated by BP through September 30, 2016 after which Enterprise became the operator.

The Wilprise pipeline is a FERC-regulated, 30-mile NGL pipeline that originates at the Kenner Junction and terminates in Sorrento, Louisiana where volumes flow via pipeline to a Baton Rouge fractionator operated by Energy Production Corporation. Enterprise is the majority interest holder and operator of the Wilprise pipeline.

On April 27, 2016, Emerald entered an agreement for the purchase of 66.7% of the issued and outstanding membership interests of Okeanos Gas Gathering Company, LLC (“Okeanos”), in exchange for a cash purchase price of approximately $27.4 million. The Okeanos pipeline is a 100-mile natural gas gathering system located in the Gulf of Mexico with a total capacity of 1.0 Bcf/d. The Okeanos pipeline connects two platforms and one lateral, terminating at the Destin Main Pass 260 platform in the Mississippi Canyon region of the Gulf of Mexico. Contracted volumes on the Okeanos pipeline are based on life-of-field dedication. The Okeanos pipeline was operated by BP through October 31, 2016, after which AMID became the operator.

AMID’s investments in the membership interests of Destin, Tri-States, Wilprise and Okeanos are accounted for on the equity method and were recorded at Emerald Midstream, LLC’s historical cost basis as the related transactions were between entities under common control. Such transactions were accounted for prospectively from the respective acquisition dates.

AMID funded the aggregate purchase price for the Emerald Acquisitions with the issuance of 8,571,429 newly designated Series C convertible preferred units (the “Series C Preferred Units”) representing limited partner interests in AMID and a warrant to purchase up to 800,000 common units of AMID at an exercise price of $7.25 with a combined value of $120.0 million, plus additional borrowings of $91.0 million under its credit facility. ArcLight Capital affiliates hold and participate in distributions on the Series C Preferred Units with such distributions being made in paid-in-kind Series C Preferred Units, cash, or a combination thereof at the election of the Board of Directors of our general partner.

Pro Forma Adjustments

The accompanying unaudited pro forma condensed consolidated statements of operations should be read in conjunction with (i) AMID’s unaudited condensed consolidated financial statements and the related notes thereto included in Part I, Item 2 of AMID’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, that was filed with the Securities and Exchange Commission (“SEC”) on May 15, 2017, (ii) AMID’s audited consolidated financial statements and notes thereto included in Part IV, Item 15 of AMID’s Annual Report on Form 10-K for the year ended December 31, 2016, that was filed with the SEC on March 28, 2017, and (iii) JPE’s audited consolidated financial statements and notes thereto included in Part IV, Item 15 of JPE’s Annual Report on Form 10-K for the year ended December 31, 2016, that was filed with the SEC on March 13, 2017.

The unaudited pro forma condensed consolidated statements of operations are presented to show the potential results from operations of AMID as if the JPE Acquisition occurred on January 1, 2014, and as if the Emerald Acquisitions occurred on January 1, 2016. We derived the unaudited pro forma condensed consolidated statements of operations by applying pro forma adjustments to the historical consolidated financial statements of AMID and JPE as well as the entities underlying the Emerald Acquisitions.

The pro forma adjustments are based upon currently available information and certain estimates and assumptions; therefore, actual results may differ from the pro forma adjustments. Management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transactions outlined above and are supportable, directly attributable and are expected to have a continuing impact on AMID’s operating results. Additionally, the pro forma adjustments give appropriate effect to management’s assumptions and are properly applied in the unaudited pro forma condensed consolidated statements of operations. The Notes to the Unaudited Pro Forma Condensed Consolidated Statements of Operations provide a detailed discussion of how such adjustments were derived and presented in the unaudited pro forma condensed consolidated statements of operations.

The unaudited pro forma condensed consolidated statements of operations are presented for informational purposes only and do not purport to represent what our results of operations would have been had the transactions to which the pro forma adjustments relate occurred on the dates indicated and they do not purport to project our results of operations for any future period.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the year ended December 31, 2016

(amounts in thousands, except per unit data)

	JPEP Historical	AMID Historical	Pushdown of ArcLight’s Cost Basis in AMID		AMID Revision	AMID Subtotal	Emerald Acquisitions		Post-Merger Reclassifications		AMID Consolidated
Revenue:
Crude oil sales	$300,220	$—	$—		$—	$—	$—		$(300,220	) (b)	$—
Gathering, transportation and storage fees	23,858	—	—		—	—	—		(23,858	) (b)	—
NGL and refined product sales	143,772	—	—		—	—	—		(143,772	) (b)	—
Refined product terminals and storage fees	13,189	—	—		—	—	—		(13,189	) (b)	—
Other revenues	12,921	—	—		—	—	—		(12,921	) (b)	—
Sales of natural gas, NGLs and condensate	—	160,950	—		(36,415)	124,535	—		(124,535	) (b)	—
Commodity Sales	—	—	—		—	—	—		568,527	(b)	568,527
Services	—	72,572	—		36,415	108,987	—		49,863	(b)	158,850
Gain (loss) on commodity derivatives, net	—	(840)	—		—	(840)	—		385	(b)	(455)

Total Revenue	$493,960	$232,682	$—		$—	$232,682	$—		$280		$726,922

Operating expenses:
Costs of sales	350,187	—	—		—	—	—		92,836	(b)	443,023
Purchases of natural gas, NGLs and condensate	—	92,556	—		—	92,556	—		(92,556	) (b)	—
Operating expenses	64,137	—	—		—	—	—		(64,137	) (b)	—
Direct operating expenses	—	61,861	—		—	61,861	—		61,511	(b)	123,372
General and administrative	42,581	—	—		—	—	—		(42,581	) (b)	—
Corporate expenses	—	54,223	—		—	54,223	—		45,207	(b)	99,430
Depreciation, amortization and accretion expense	47,151	46,022	13,645	(a)	—	59,667	—		—		106,818
Loss on sale of assets, net	2,569	591	—		—	591	—		(3,160	) (b)	—
(Gain) loss on sale of assets, net	—	—	(290	) (a)	—	(290)	—		3,160	(b)	2,870
Loss on impairment of property, plant and equipment	—	697	—		—	697	—		—		697
Goodwill impairment	15,456	—	—		—	—	—		—		15,456

Total operating expenses	522,081	255,950	13,355		—	269,305	—		280		791,666

Operating income (loss)	(28,121)	(23,268)	(13,355)		—	(36,623)	—		—		(64,744)
Other income (expense):
Interest expense	(5,970)	(15,499)	—		—	(15,499)	(1,265	) (c)	—		(22,734)
							(78	) (d)	—		(78)
Other income, net	628	—	—		—	—	—		—		628
Earnings in unconsolidated affiliates	—	40,158	—		—	40,158	6,047	(e)	—		46,205
	—	—	—		—	—	541	(f)	—		541

Net income (loss) before income tax (expense) benefit	(33,463)	1,391	(13,355)		—	(11,964)	5,245		—		(40,182)
Income tax (expense) benefit	(521)	(2,057)	—		—	(2,057)	—		—		(2,578)

Net income (loss) from continuing operations	$(33,984)	$(666)	$(13,355)		$—	$(14,021)	$5,245		$—		$(42,760)

Limited partners’ net income (loss) per common unit:
Basic and diluted:
Income (loss) from continuing operations	$(0.93)	$(1.11)									$(1.50)

Weighted average number of common units outstanding:
Basic and diluted	36,640	31,043									51,195 (g)

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the year ended December 31, 2015

(amounts in thousands, except per unit data)

	JPEP Historical	AMID Historical	Pushdown of ArcLight’s Cost Basis in AMID	AMID Revision	AMID Subtotal	Post-Merger Reclassifications		AMID Consolidated
Revenue:
Crude oil sales	$456,349	$—	$—	$—	$—	$(456,349	) (b)	$—
Gathering, transportation and storage fees	28,156	—	—	—	—	(28,156	) (b)	—
NGL and refined product sales	170,009	—	—	—	—	(170,009	) (b)	—
Refined product terminals and storage fees	12,362	—	—	—	—	(12,362	) (b)	—
Other revenues	13,709	—	—	—	—	(13,709	) (b)	—
Sales of natural gas, NGLs and condensate		179,818	—	(33,319)	146,499	(146,499	) (b)	—
Commodity Sales	—	—	—	—	—	772,857	(b)	772,857
Services	—	55,216	—	33,319	88,535	54,227	(b)	142,762
Gain (loss) on commodity derivatives, net	—	1,324	—	—	1,324	(3,056	) (b)	(1,732)

Total Revenue	$680,585	$236,358	$—	$—	$236,358	$(3,056)		$913,887

Operating expenses:
Costs of sales	527,476	—	—	—	—	102,827	(b)	630,303
Purchases of natural gas, NGLs and condensate	—	105,883	—	—	105,883	(105,883	) (b)	—
Operating expenses	69,377	—	—	—	—	(69,377	) (b)	—
Direct operating expenses	—	60,737	—	—	60,737	66,743	(b)	127,480
General and administrative	45,383	—	—	—	—	(45,383	) (b)	—
Corporate expenses	—	29,818	—	—	29,818	48,017	(b)	77,835
Depreciation, amortization and accretion expense	46,852	38,014	13,730 (a)	—	51,744	—		98,596
Loss on sale of assets, net	909	3,011	—	—	3,011	—		3,920
Goodwill impairment	29,896	—	—	—	—	(29,896	) (b)	—
Loss on impairment of goodwill	—	118,592	—	—	118,592	29,896	(b)	148,488

Total operating expenses	719,893	356,055	13,730	—	369,785	(3,056)		1,086,622

Operating income (loss)	(39,308)	(119,697)	(13,730)	—	(133,427)	—		(172,735)
Other income (expense):
Interest expense	(5,375)	(14,745)	—	—	(14,745)	—		(20,120)
	—	—	—	—	—	—		—
Other income, net	1,732	—	—	—	—	—		1,732
Earnings in unconsolidated affiliates	—	8,201	—	—	8,201	—		8,201
	—	—	—	—	—	—		—

Net income (loss) before income tax (expense) benefit	(42,951)	(126,241)	(13,730)	—	(139,971)	—		(182,922)
Income tax (expense) benefit	(754)	(1,134)	—	—	(1,134)	—		(1,888)

Net income (loss) from continuing operations	$(43,705)	$(127,375)	$(13,730)	$—	$(141,105)	$—		$(184,810)

Limited Partner’s net income (loss) per common unit:
Basic and diluted:
Income (loss) from continuing operations	$(1.20)	$(6.00)						$(4.60)

Weighted average number of common units outstanding:
Basic and diluted	36,525	24,983						45,050 (g)

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the year ended December 31, 2014

(amounts in thousands, except per unit data)

	JPEP Historical	AMID Historical	Pushdown of ArcLight’s Cost Basis in AMID		AMID Revision	AMID Subtotal	Post-Merger Reclassifications		AMID Consolidated
Revenue:
Crude oil sales	$470,336	$—	$—		$—	$—	$(470,336	) (b)	$—
Gathering, transportation and storage fees	30,762	—	—		—	—	(30,762	) (b)	—
NGL and refined product sales	200,223	—	—		—	—	(200,223	) (b)	—
Refined product terminals and storage fees	11,793	—	—		—	—	(11,793	) (b)	—
Other revenues	13,040	—	—		—	—	(13,040	) (b)	—
Sales of natural gas, NGLs and condensate	—	255,025	—		(15,782)	239,243	(239,243	) (b)	—
Commodity Sales	—	—	—		—	—	894,020	(b)	894,020
Services	—	52,284	—		15,782	68,066	71,377	(b)	139,443
Gain (loss) on commodity derivatives, net	—	1,091	—		—	1,091	(13,762	) (b)	(12,671)

Total Revenue	$726,154	$308,400	$—		$—	$308,400	$(13,762)		$1,020,792

Operating expenses:
Costs of sales	605,682	—	—		—	—	184,190	(b)	789,872
Purchases of natural gas, NGLs and condensate	—	197,952	—		—	197,952	(197,952	) (b)	—
Operating expenses	65,584	—	—		—	—	(65,584	) (b)	—
Direct operating expenses	—	45,919	—		—	45,919	63,624	(b)	109,543
General and administrative	46,362	—	—		—	—	(46,362	) (b)	—
Corporate expenses	—	24,422	—		—	24,422	48,322	(b)	72,744
Depreciation, amortization and accretion expense	40,230	28,832	3,465	(a)	—	32,297	—		72,527
Loss on sale of assets, net	—	122	—		—	122	(122	) (b)	—
(Gain) loss on sale of assets, net	1,137	—	3,821	(a)	—	3,821	122	(b)	5,080
Loss on impairment of property, plant and equipment	—	99,892	(78,548	) (a)	—	21,344	—		21,344

Total operating expenses	758,995	397,139	(71,262)		—	325,877	(13,762)		1,071,110

						—
Operating income (loss)	(32,841)	(88,739)	71,262			(17,477)	—		(50,318)
Other income (expense):
Interest expense	(8,981)	(7,577)	—		—	(7,577)	—		(16,558)
Loss on extinguishment of debt	(1,634)	—	—		—	—	—		(1,634)
Other income, net	8	(670)	—		—	(670)	—		(662)
Earnings in unconsolidated affiliates	—	348	—		—	348	—		348

Net income (loss) before income tax (expense) benefit	(43,448)	(96,638)	71,262		—	(25,376)	—		(68,824)
Income tax (expense) benefit	(300)	(557)	—		—	(557)	—		(857)

Net income (loss) from continuing operations	$(43,748)	$(97,195)	$71,262		$—	$(25,933)	$—		$(69,681)

Limited Partner’s net income (loss) per common unit:
Basic and diluted:
Income (loss) from continuing operations	$(1.72)	$(8.54)							$(3.13)

Weighted average number of common units outstanding:
Basic and diluted	24,676	13,472							27,524 (g)

Notes to the Unaudited Pro Forma Condensed Consolidated Statements of Operations of American Midstream, L.P.

Note 1 — Basis of Presentation

The accompanying unaudited pro forma condensed consolidated statements of operations are based on the historical audited consolidated financial statements of AMID, JPE and the entities underlying the Emerald transactions, and present the impact of the JPE, Emerald transactions on AMID’s results of operations.

Note 2 — Revision

Subsequent to the filing of the 2016 Form 10-K, revenue classification errors were identified in AMID’s consolidated statements of operations for the years ended December 31, 2016, 2015 and 2014. Specifically, services revenues totaling $36.4 million, $33.3 million and $15.8 million were misclassified as revenue from sales of natural gas, NGLs and condensate. The classification errors did not impact total revenues in any year. AMID management evaluated the impact of the classification errors and concluded that they were not material to the consolidated financial statements. AMID has revised the presentation of revenues in the accompanying unaudited pro forma condensed consolidated statements of operations in order to correct the classification errors.

Note 3 — Pro Forma Adjustments

The following pro forma adjustments have been applied to AMID’s and JPE’s historical condensed consolidated statements of operations to depict AMID’s condensed consolidated statements of operations as if the JPE Acquisition had occurred on January 1, 2014, and as if the Emerald Acquisitions had occurred on January 1, 2016. The pro forma adjustments are based on currently available information and assumptions that management believes to be appropriate in the circumstances.

(a) ArcLight Capital obtained control of the Partnership on April 15, 2013 and of JPE on June 27, 2011. Despite the legal form of the acquisition whereby the Partnership issued its limited partner common units to JPE unitholders to affect the transaction, JPE was determined to be the acquirer for financial reporting purposes as ArcLight obtained control of JPE before it obtained control of the Partnership.

As both the Partnership and JPE are under the control of ArcLight Capital, the acquisition was accounted for as a transaction between entities under common control. In accordance with the related accounting requirements, JPE must record its acquisition of the Partnership at ArcLight Capital’s historical cost. When ArcLight Capital obtained control of the Partnership on April 15, 2013 from a third party, a related purchase price allocation and associated pushdown of that allocation into the Partnership’s historical financial statements was not required. However, given the accounting requirements for a common control transaction, a purchase price allocation and related pushdown of that allocation into the Partnership’s financial statements is required.

For purposes of the accompanying unaudited pro forma condensed consolidated financial statements, a purchase price allocation was performed to reflect ArcLight Capital’s acquisition of the Partnership using the acquisition method of accounting. As a result, the related purchase price was allocated to the assets acquired, liabilities assumed and a non-controlling interest, based upon their respective fair values as of April 15, 2013. The purchase allocation was then pushed down into the Partnership’s historical financial statements for pro forma purposes.

The purchase price allocation resulted in a net increase in property, plant and equipment as of April 15, 2013, with certain assets being written up and others being written down to their respective fair values. Adjustments have been made in the accompanying unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2016, 2015 and 2014 to reflect a net increase in the Partnership’s historical depreciation expense of $13.7 million, $13.7 million and $3.5 million, respectively. Additionally, for certain assets that were written down in the purchase price allocation, impairment charges originally recorded by the Partnership in 2014 were reduced by $78.5 million.

(b) Represents adjustments to reflect post-merger classification.

(c) Represents interest expense on $92.3 million of incremental credit facility borrowings at a weighted average rate of 4.29% for the year ended December 31, 2016, which would have been incurred had the Emerald Acquisitions occurred on January 1, 2016. A 0.125% change in the weighted average interest rate would result in an adjustment to interest expense of $0.1 million for the year ended December 31, 2016.

(d) Represents amortization of deferred financing costs which would have been recognized if the Emerald Acquisitions had occurred on January 1, 2016. The Partnership incurred $1.2 million of deferred financing costs in April 2016 to increase its credit facility to fund a portion of the Emerald Acquisitions.

(e) The Partnership accounts for its investments in the entities underlying the Emerald Acquisitions on the equity method. The pro forma adjustments reflect the incremental earnings in unconsolidated affiliates that would have been recognized if the Emerald transactions had occurred on January 1, 2016. The 2016 Pro Forma Adjustment column below includes earnings for the Emerald entities from January 1, 2016 through the respective acquisition dates (April 25, 2016 for Destin, Tri-States and Wilprise and April 27, 2016 for Okeanos).

		2016 Pro Forma Adjustment
	AMID Ownership%	100% Net Income	AMID Percentage
Entity - Member Interest
Destin	49.67%	$6,354	$3,155
Tri-States- JV	16.67%	8,332	1,389
Wilprise	25.30%	925	234
Okeanos	66.67%	1,903	1,269

Total			$6,047

(f) Represents the amortization of existing basis differences between the carrying values of the Partnership’s respective investments and its share of the net assets of the entities underlying the Emerald Acquisitions. The differences are being amortized on a straight-line basis over the estimated weighted average remaining useful lives of the underlying assets.

(g) As of December 31, 2016, JPE had approximately 36.7 million common and subordinated units outstanding. Additionally, as of that date, ArcLight Capital owned approximately 18.7 million or 50.9% of those units while other unitholders owned approximately 18.0 million or 49.1% of those units. To affect the JPE Acquisition, the Partnership issued .5225 of its common units for each JPE unit held by ArcLight Capital or approximately 9.8 million units and .5775 common units of its common units for each JPE unit held by other unitholders or approximately 10.4 million units. The Partnership issued a total of 20.2 million units to affect the JPE Acquisition.

In order to determine the weighted average number of units outstanding for purposes of calculating limited partner earnings per unit in the accompanying unaudited pro forma condensed consolidated statements of operations, the Partnership’s historical weighted average number of units outstanding for the applicable pro forma period was added to an assumed weighted average number of JPE units outstanding after applying the applicable exchange ratios mentioned previously. JPE’s common units were not publicly traded until October 7, 2014, when it completed its initial public offering (“IPO”). Concurrent with its IPO, JPE completed an equity restructuring whereby it converted its previously outstanding equity interests into approximately 22.7 million common and subordinated units.

For the year ended December 31, 2014, the applicable exchange ratios were applied to the 22.7 million of JPE common and subordinated units resulting from the previously mentioned equity restructuring as if such units were outstanding for the entire year, and to the common units issued in connection with JPE’s IPO on October 7, 2014 as if such units were outstanding for approximately 25% of the year. The aggregate amount was then added to the Partnership’s actual weighted average number of units outstanding for the year to arrive at the pro forma weighted average number of units outstanding for the year.

For the years ended December 31, 2015 and 2016, respectively, the applicable exchange ratios were applied to JPE’s actual weighted average number of units outstanding for the respective periods and such amounts were added to the Partnership’s actual weighted average number of units outstanding for the respective periods to arrive at the pro forma weighted average number of units outstanding for the respective periods.

Note 4 — Limited Partner’s Net Income (Loss) per Common Unit

Net income (loss) is allocated to AMID’s general partner and limited partners in accordance with their respective ownership percentages, after giving effect to contractual distributions on the Series A, C and D convertible preferred units, limited partner units and general partner units, including incentive distribution rights, if applicable. Basic and diluted net income (loss) per limited partner unit is calculated by dividing limited partners’ interest in net income (loss) by the weighted average number of limited partner units outstanding during the period.

AMID computes earnings per unit using the two-class method, which requires that securities that meet the definition of a participating security be considered for inclusion in the computation of basic earnings per unit. Under the two-class method, earnings per unit are calculated as if all of the earnings for the period were distributed under the terms of AMID’s partnership agreement, regardless of whether the general partner has discretion over the amount of distributions to be made in any particular period, whether those earnings would actually be distributed during a particular period from an economic or practical perspective, or whether the general partner has other legal or contractual limitations on its ability to pay distributions that would prevent it from distributing all earnings for a particular period.

The two-class method does not impact AMID’s overall net income (loss) or other financial results; however, in periods in which aggregate net income exceeds AMID’s aggregate distributions for such period, it will have the impact of reducing net income (loss) per limited partner unit. This result occurs as a larger portion of AMID’s aggregate earnings, as if distributed, is allocated to the incentive distribution rights of the general partner, even though we make distributions on the basis of available cash and not earnings. In periods in which our aggregate net income does not exceed our aggregate distributions for the period, the two-class method does not have any impact on our calculation of earnings per limited partner unit. We have no dilutive securities and therefore basic and diluted net income (loss) per common unit are the same.